Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Jim Greffet (317) 383-9935  greffet_james_f@elanco.com

Media Contact: Colleen Parr Dekker (317) 989-7011 colleen_parr_dekker @elanco.com

Elanco Announces 2019 Financial Guidance

•                  2019 revenue is expected to be between $3.10 billion and $3.16 billion.

•                  Earnings per share (EPS) for 2019 are expected to be in the range of $0.36 to $0.48 on a reported basis and $1.02 to $1.12 on an adjusted basis.

•                  The company now expects 2018 EPS to be in the range of $0.15 to $0.17 on a reported basis. On an adjusted basis, the company reaffirms its expectation for 2018 EPS to be in the range of $1.14 to $1.16.

GREENFIELD, IND. (December 18, 2018) — Elanco Animal Health Incorporated (NYSE: ELAN) today announced its updated 2018 and initial 2019 financial guidance, including 2019 revenue expectations in the range of $3.10 billion to $3.16 billion.

Elanco expects earnings per share (EPS) in 2019 of $0.36 to $0.48 on a reported basis and $1.02 to $1.12 on an adjusted basis.

Revenue in 2018 is still expected to be between $3.05 billion to $3.08 billion. EPS in 2018 are being adjusted to $0.15 to $0.17 (from $0.31 to $0.33) on a reported basis due to restructuring actions as part of the company’s productivity agenda and a charge due to an increase in contingent consideration liability. Adjusted EPS are still expected to be in the range of $1.14 to $1.16.

“Our financial expectations for 2019 build on the momentum we established in 2018, thanks to our targeted, value-generating strategy focused on Portfolio, Innovation and Productivity,” said Jeff Simmons, President and Chief Executive Officer of Elanco. “As we close out 2018 and look forward to our first full-year as a public company, we are well positioned to grow top line revenue through innovation and our targeted growth categories, while we expect our productivity agenda to continue to expand our operating margin.”

“Entering 2019, Elanco is positioned to capitalize on the positive fundamentals across the animal health industry, primarily the increasing pet ownership and spend, aging pets, and increasing global demand for protein,” said Todd Young, Executive Vice President and Chief Financial Officer.  “In addition to executing on our commercial strategy, we are undertaking the steps to operate as a stand-alone entity, including creating the necessary back-office and governance structures. We also continue to drive efficiencies and productivity, as evidenced by our recently announced restructuring which eliminates direct presence in 16 countries and creates a flatter, leaner, and more focused organization that positions leaders closer to the customer.”

2018 Financial Guidance

Revenue is still expected to be between $3.05 billion to $3.08 billion.

Full-Year 2018 Guidance
GAAP EPS	$0.15 to $0.17
Cost of sales(1)	0.11
Amortization of intangible assets	0.54
Asset impairments, restructuring and other special charges(2)	0.38
Other-net, (income) expense(3)	0.10
Income before taxes	$1.28 to $1.30
Tax impact of adjustments	(0.14)
Adjusted EPS	$1.14 to $1.16

Adjustments to GAAP EPS include the following:

(1) Excludes charges primarily associated with inventory adjustments related to the suspension of commercial activities for Imrestor, as well as the exit of the Larchwood, IA facility.

(2) Excludes charges primarily associated with impairment and exit costs related to other facility closures as well as restructuring charges related to integration activities, organizational changes and the transition from affiliate presence to distribution models in a number of countries, impairment related to the suspension of commercial activities for Imrestor and costs associated with establishing stand-alone capabilities.

(3) Excludes adjustments of contingent consideration related to Aratana.

2019 Financial Guidance

Elanco expects 2019 revenue of $3.10 billion to $3.16 billion. Core Revenue, which excludes Strategic Exits is expected to be $3.04 billion to $3.10 billion. Revenue from Strategic Exits is expected to be approximately $0.06 billion.

Elanco expects earnings per share for 2019 in the range of $0.36 to $0.48 on a reported basis and $1.02 to $1.12 on a non-GAAP basis. Non-GAAP earnings per share for 2019 exclude amortization of intangible assets and the costs associated with establishing stand-alone capabilities.

Full-Year 2019 Guidance
GAAP EPS	$0.36 to $0.48
Amortization of intangible assets	0.53
Expenses associated with establishing stand-alone capabilities	0.28 To 0.26
Income before taxes	$1.17 To $1.27
Tax impact of adjustments	(0.15)
Adjusted EPS	$1.02 To $1.12

WEBCAST & CONFERENCE CALL DETAILS

As previously announced, Elanco will host a webcast and conference call at 8:00 a.m. eastern today to discuss 2018 and 2019 financial guidance and respond to questions from financial analysts. Investors, analysts, members of the media and the public may access the live webcast and accompanying slides by visiting the Elanco website at https://investor.elanco.com and selecting Events and Presentations. A replay of the webcast will be archived and made available a few hours after the event on the company’s website, at https://investor.elanco.com/investor/events-and-presentations.

ABOUT ELANCO

Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries. With a 64-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees. At Elanco, we’re driven by our vision of food and companionship enriching life - all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). This press release contains forward-looking statements, including, without limitation, statements concerning our 2018 and 2019 guidance, our industry and our operations, performance and financial condition, including in particular, statements relating to our business, growth strategies, product development efforts and future expenses.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions including, but not limited to the following:

•                  heightened competition, including from new innovation or generics;

•                  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•                  changes in regulatory restrictions on the use of antibiotics in food animals, as well as changing market demand regarding the use of antibiotics and productivity products;

•                  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

•                  consolidation of our customers and distributors;

•                  the success of our R&D and licensing efforts;

•                  our ability to successfully acquire target companies and integrate them into our existing operations;

•                  unanticipated safety, quality or efficacy concerns associated with our products;

•                  the impact of weather conditions and the availability of natural resources;

•                  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

•                  the impact of global macroeconomic conditions; and

•                  the effect of the transactions involving the separation of our business from that of Lilly and distribution of Lilly’s interest in us to its shareholders, if consummated, on our business.

See “Risk Factors” in our prospectus relating to our initial public offering filed on September 21, 2018 with the Securities and Exchange Commission for a further description of these and other factors. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this quarterly report. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this quarterly report. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Use of Non-GAAP Financial Measures:

We use non-GAAP financial measures, such as revenues excluding strategic exits and adjusted EPS, to assess and analyze our operational results and trends as explained in more detail in the reconciliation tables later in this release.

We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance.  Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.elanco.com.  The primary material limitations associated with the use of such non-GAAP measures as compared to U.S. GAAP results include the following:  (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they exclude financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) all such measures may not exclude all unusual or no-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits.  These non-GAAP measures are not, and should not be viewed as, substitutes for U.S. GAAP reported measures.  We encourage investors to review our unaudited condensed consolidated and combined financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

Availability of Certain Information

We use our website to disclose important company information to investors, customers, employees and others interested in the Elanco.  We encourage investors to consult our website regularly for important information about Elanco.